EXHIBIT 10.5
FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of April 9, 2026 (the “Amendment Effective Date”) by and between Pelthos Therapeutics Inc., a Nevada corporation (the “Company”), and Scott Plesha, (the “Executive”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms under the Agreement (as hereinafter defined).

WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement, entered into as of July 1, 2025 (the “Agreement”);

WHEREAS, pursuant to Section 12 of the Agreement, amendments to the Agreement are required to be effected pursuant to a writing executed by the Company and the Executive; and

WHEREAS, the Company and the Executive desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the Executive’s continued employment with the Company, and for other good and valuable consideration, the Executive and the Company hereby amend and modify the Agreement as follows:

1.    Section 6(c) of the Agreement. Section 6(c) of the Agreement is hereby amended by adding the following sentence at the end thereof:
“For purposes of this Agreement, “Change in Control” means a “change in control” as defined in the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan (as may be amended from time to time), or any successor plan thereto; provided, however, that in no event shall the spinoff of Channel Pharmaceutical Corporation, a Nevada corporation, constitute a “Change in Control”.”

2.    Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Agreement as amended by this Amendment.

3.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to its principles or rules of conflict of laws.

4.    Counterparts. This Amendment may be executed in one or more counterparts (including by means of facsimile or PDF), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of the Page Intentionally Blank.]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the day and year first written above.

COMPANY:

PELTHOS THERAPEUTICS INC.

By: /s/ Francis Knuettel II
Name: Francis Knuettel II
Title: CFO

EXECUTIVE:

By: /s/ Scott Plesha